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                                                                   EXHIBIT 10.27


                            THE GYMBOREE CORPORATION

                            MANAGEMENT SEVERANCE PLAN

                                    ARTICLE I

                PURPOSE, ESTABLISHMENT AND APPLICABILITY OF PLAN

        1. Purpose. The purpose of this Plan is to provide for the payment of severance benefits to Participants whose employment with the Company terminates in an Involuntary Termination other than in connection with a Change of Control. The Company believes that severance benefits of this kind will aid the Company in attracting and retaining the highly qualified individuals that are essential to its success.

        2. Establishment of Plan. As of the Effective Date, the Company hereby establishes the Plan, as set forth in this document.

        3. Applicability of Plan. Subject to the terms of this Plan, the benefits provided by this Plan shall be available to those Employees who, on or after the Effective Date, receive a Notice of Participation.

        4. Contractual Right to Benefits. This Plan and the Notice of Participation establish and vest in each Participant a contractual right to the benefits to which he or she is entitled pursuant to the terms thereof, enforceable by the Participant against the Company.


                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

        Whenever used in the Plan, the following terms shall have the meanings set forth below.

        1. Base Compensation. "Base Compensation" shall mean the gross annual cash compensation paid to each Participant, exclusive of bonuses, commissions and other incentive pay, together with any increases in such compensation that may occur from time to time. Base Compensation of a Participant shall be computed with reference to the greatest Base Compensation received by that Participant in any full payroll period during the twelve (12) months preceding the Participant's termination.

        2. Board. "Board" shall mean the Board of Directors of the Company.

        3. Cause. "Cause" shall mean (i) any act of personal dishonesty taken by the Participant in connection with his or her responsibilities as an Employee and intended to result in substantial



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personal enrichment of the Participant, (ii) the Participant's conviction of a felony that is injurious to the Company, (iii) a willful act by the Participant which constitutes gross misconduct and which is injurious to the Company, or
(iv) continued substantial violations by the Participant of the Participant's employment duties which are demonstrably willful and deliberate on the Participant's part after there has been delivered to the Participant a written demand for performance from the Company which specifically sets forth the factual basis for the Company's belief that the Participant has not substantially performed his duties.

        4. Change of Control. "Change of Control" shall mean the occurrence of any of the following events:

                (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

                (ii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

                (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                (iv) the consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

        5. Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

        6. Company. "Company" shall mean The Gymboree Corporation, any subsidiary corporations, any successor entities as provided in Article VII hereof, and any parent or subsidiaries of such successor entities.

        7. Disability. "Disability" shall mean that the Participant has been unable to perform his or her duties as an Employee as the result of incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a



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physician selected by the Company or its insurers and acceptable to the
Participant or the Participant's legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by the Company of its intention to terminate the Participant's employment. In the event that the Participant resumes the performance of substantially all of his or her duties hereunder before the termination of his or her employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

        8. Effective Date. "Effective Date" shall mean the date this Plan is approved by the Board.

        9. Employee. "Employee" shall mean an employee of the Company.

        10. ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        11. Involuntary Termination. "Involuntary Termination" shall mean any termination of the Participant by the Company which is not effective for Disability, Cause or the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Article VII below; provided, however, that the term Involuntary Termination shall not include an acceptance or rejection of an offer of continued employment with the Company that results in (i) a reduction of the Participant's title, duties or responsibilities relative to the Participant's title, duties or responsibilities in effect immediately prior to such reduction; (ii) a reduction by the Company in the annual base salary or in the maximum dollar amount of potential annual cash bonuses relative to the annual base salary and maximum dollar amount of potential annual cash bonuses as in effect immediately prior to such reduction; or (iii) a reduction by the Company in the kind or level of employee benefits to which the Participant is entitled immediately prior to such reduction with the result that the Participant's overall benefits package is reduced.

        12. Notice of Participation. "Notice of Participation" shall mean an individualized written notice of participation in the Plan from an authorized officer of the Company.

        13. Participant. "Participant" shall mean an individual who meets the eligibility requirements of Article III.

        14. Plan. "Plan" shall mean this Gymboree Corporation Management Severance Plan.

        15. Plan Administrator. "Plan Administrator" shall mean the Board of Directors of the Company, or its committee or designate, as shall be administering the Plan.

        16. Severance Payment. "Severance Payment" shall mean the payment of severance compensation as provided in Article IV hereof.

        17. Severance Payment Percentage. "Severance Payment Percentage" shall mean, for



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each Participant, the Severance Payment Percentage set forth in such
Participant's Notice of Participation.

                                   ARTICLE III

                                  ELIGIBILITY

        1. Waiver. As a condition of receiving benefits under the Plan, an Employee must sign a general waiver and release on a form provided by the Company.

        2. Participation in Plan. Each Employee who is designated by the Board and who signs and timely returns to the Company a Notice of Participation shall be a Participant in the Plan. A Participant shall cease to be a Participant in the Plan (i) upon ceasing to be an Employee, or (ii) upon receiving written notice from the Plan Administrator that the Participant is no longer eligible to participate in the Plan, unless in either case such Participant is entitled to benefits hereunder. A Participant entitled to benefits hereunder shall remain a Participant in the Plan until the full amount of the benefits have been delivered to the Participant.


                                   ARTICLE IV

                               SEVERANCE BENEFITS

        1. Severance Pay Upon an Involuntary Termination. If the Participant's employment with the Company terminates as a result of Involuntary Termination, the Participant shall be entitled to receive a Severance Payment equal to the sum of (i) the product obtained by multiplying the Participant's Severance Payment Percentage times the Participant's Base Compensation. Any such Severance Payment shall be paid in cash by the Company to the Participant in a single lump sum payment, less applicable tax withholding, within ten (10) business days of the Participant's termination date, and shall be in lieu of any other severance or severance-type benefits to which the Participant may be entitled under any other Company-sponsored plan, practice or arrangement.

        EXAMPLE: Participant is Involuntarily Terminated as of July 1, 1998. Participant's Base Compensation is $150,000. The Severance Payment Percentage set forth in the Participant's Notice of Participation is 50%. The Participant is entitled to a Severance Payment equal to 50% x $150,000 = $75,000.

        2. Voluntary Resignation; Termination For Cause. If the Participant's employment terminates by reason of the Participant's voluntary resignation (and is not an Involuntary Termination), or if the Company terminates the Participant for Cause, then the Participant shall not be entitled to receive severance or other benefits under this Plan and shall be entitled only to those benefits (if any) as may be available under the Company's then existing benefit plans and policies at the time of such termination.



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        3. Disability; Death. If the Participant's employment terminates by reason of the Participant's death, or in the event the Company terminates the Participant's employment for Disability, then the Participant shall not be entitled to receive severance or other benefits under this Plan and shall be entitled only to those benefits (if any) as may be available under the Company's then existing benefit plans and policies at the time of such death or Disability.

        4. Termination Following a Change of Control. Notwithstanding anything to the contrary herein, in the event that a Participant's employment terminates for any reason within the eighteen (18)-month period following a Change of Control, then the Participant shall not be entitled to receive severance or other benefits under this Plan and shall be entitled only to those benefits (if any) as may be available under the Company's then existing benefit plans and policies at the time of such termination.

                                    ARTICLE V

                         EMPLOYMENT STATUS; WITHHOLDING

        1. Employment Status. This Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment. The Participant's employment is and shall continue to be at-will, as defined under applicable law. If the Participant's employment with the Company or a successor entity terminates for any reason, the Participant shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Plan, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

        2. Taxation of Plan Payments. All amounts paid pursuant to this Plan shall be subject to regular payroll and withholding taxes.




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                                   ARTICLE VI

                     SUCCESSORS TO COMPANY AND PARTICIPANTS

        1. Company's Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Plan and agree expressly to perform the obligations under this Plan by executing a written agreement. For all purposes under this Plan, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection or which becomes bound by the terms of this Plan by operation of law.

        2. Participant's Successors. All rights of the Participant hereunder shall inure to the benefit of, and be enforceable by, the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.


                                   ARTICLE VII

                       DURATION, AMENDMENT AND TERMINATION

        1. Duration. This Plan shall terminate on the fifth anniversary of the Effective Date, unless, (a) this Plan is extended by the Board, or (b) the Board terminates the Plan in accordance with this Article. A termination of this Plan pursuant to the preceding sentences shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits earned by a Participant prior to the termination of this Plan.

        2. Amendment and Termination. The Board shall have the discretionary authority to amend the Plan in any respect, including as to the removal or addition of Participants, or to terminate the Plan, in either case by resolution adopted by a majority of the Board.


                                  ARTICLE VIII

                                 CLAIMS PROCESS

        1. Right to Appeal. A Participant or former Participant who disagrees with his or her allotment of benefits under this Plan may file a written appeal with the designated Human Resources representative. Any claim relating to this Plan shall be subject to this appeal process. The written appeal must be filed within sixty (60) days of the Participant's termination date.

        2. Form of Appeal. The appeal must state the reasons the Participant or former Participant believes he or she is entitled to different benefits under the Plan. The designated Human Resources representative shall review the claim. If the claim is wholly or partially denied, the




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designated Human Resources representative shall provide the Participant or former Participant a written notice of the denial, specifying the reasons the claim was denied. Such notice shall be provided within ninety (90) days of receiving the written appeal.

        3. Right to Review. If the claim is denied, in whole or in part, the Participant may request a review of the denial at any time within ninety (90) days following the date the Participant received written notice of the denial of his or her claim. For purposes of this subsection, any action required or authorized to be taken by the Participant may be taken by a representative authorized in writing by the Participant to represent him or her. The designated Human Resources representative shall afford the Participant a full and fair review of the decision denying the claim and, if so requested, shall:

                (a) permit the Participant to review any documents that are pertinent to the claim; and

                (b) permit the Participant to submit to the designated Human Resources representative issues and comments in writing.

        4. Decision on Review. The decision on review by the designated Human Resources representative shall be in writing and shall be issued within 60 days following receipt of the request for review. The decision on review shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision of the designated Human Resources representative is based.


                                   ARTICLE IX

                                     NOTICE

        1. General. Notices and all other communications contemplated by this Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Senior Vice President, Human Resources.

        2. Notice of Termination by the Company. Any termination by the Company of the Participant's employment shall be communicated by a notice of termination to the Participant at least five (5) days prior to the date of such termination (or at least thirty (30) days prior to the date of a termination by reason of the Participant's Disability). Such notice shall indicate the specific termination provision or provisions in this Plan relied upon (if any), shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision or provisions so indicated, and shall specify the termination date.



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        3. Notice by the Participant of Involuntary Termination by the Company.
In the event that the Participant determines that an Involuntary Termination has occurred, the Participant shall give written notice to the Company that such Involuntary Termination has occurred. Such notice shall be delivered by the Participant to the Company within ninety (90) days following the date on which such Involuntary Termination occurred, shall indicate the specific provision or provisions in this Plan upon which the Participant relied to make such determination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such determination. The failure by the Participant to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not waive any right of the Participant hereunder or preclude the Participant from asserting such fact or circumstance in enforcing his or her rights hereunder.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

        1. No Duty to Mitigate. The Participant shall not be required to mitigate the amount of any benefits contemplated by this Plan, nor shall any such benefits be reduced by any earnings or benefits that the Participant may receive from any other source.

        2. Severability. The invalidity or unenforceability of any provision or provisions of this Plan shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

        3. No Assignment of Benefits. The rights of any person to payments or benefits under this Plan shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection shall be void.

        4. Assignment by Company. The Company may assign its rights under this Plan to an affiliate, and an affiliate may assign its rights under this Plan to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of assignment; provided, further, that the Company shall guarantee all benefits payable hereunder. In the case of any such assignment, the term "Company" when used in this Plan shall mean the corporation that actually employs the Participant.




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                                   ARTICLE XI

                           ERISA REQUIRED INFORMATION

        1. Plan Sponsor. The Plan sponsor and administrator is:

                      The Gymboree Corporation
                      700 Airport Boulevard
                      Suite 200
                      Burlingame, California  94010

        2. Designated Agent. Designated agent for service of process:

                      Ken Meyers, Senior Vice President
                      Human Resources
                      The Gymboree Corporation
                      700 Airport Boulevard
                      Suite 200
                      Burlingame, California  94010

        3. Plan Records. Plan records are kept on a fiscal year basis.

        4. Plan Funding. The Plan is funded from the Company's general assets.




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               THE GYMBOREE CORPORATION MANAGEMENT SEVERANCE PLAN

                             NOTICE OF PARTICIPATION

                                      [CEO]

TO: [PARTICIPANT'S NAME]

DATE:

        The Board has designated you as a Participant in the Plan, a copy of which is attached hereto. The terms and conditions of your participation in the Plan are as set forth in the Plan and herein. The terms defined in the Plan shall have the same defined meanings in this Notice of Participation. As a condition to receiving benefits under the Plan you agree to sign a general waiver and release in the form provided by the Company.

        In the event that you are entitled to a Severance Payment under the Plan, you will receive a single, lump-sum payment, less applicable tax withholding, equal to 200% of your Base Compensation.

        If you agree to participate in the Plan on these terms and conditions, please acknowledge your acceptance by signing below. Please return the signed copy of this Notice of Participation within ten (10) days of the date set forth above to:

                      Ken Meyers, Senior Vice President
                      Human Resources
                      The Gymboree Corporation
                      700 Airport Boulevard
                      Suite 200
                      Burlingame, California  94010

Your failure to timely remit this signed Notice of Participation will result in your removal from the Plan. Please retain a copy of this Notice of Participation, along with the Plan, for your records.



Date:                                  Signature:
     ------------------------------              -------------------------------



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               THE GYMBOREE CORPORATION MANAGEMENT SEVERANCE PLAN

                             NOTICE OF PARTICIPATION

                                    [SR. VP]

TO: [PARTICIPANT'S NAME]

DATE:

        The Board has designated you as a Participant in the Plan, a copy of which is attached hereto. The terms and conditions of your participation in the Plan are as set forth in the Plan and herein. The terms defined in the Plan shall have the same defined meanings in this Notice of Participation. As a condition to receiving benefits under the Plan you agree to sign a general waiver and release in the form provided by the Company.

        In the event that you are entitled to a Severance Payment under the Plan, you will receive a single, lump-sum payment, less applicable tax withholding, equal to 100% of your Base Compensation.

        If you agree to participate in the Plan on these terms and conditions, please acknowledge your acceptance by signing below. Please return the signed copy of this Notice of Participation within ten (10) days of the date set forth above to:

                      Ken Meyers, Senior Vice President
                      Human Resources
                      The Gymboree Corporation
                      700 Airport Boulevard
                      Suite 200
                      Burlingame, California  94010

Your failure to timely remit this signed Notice of Participation will result in your removal from the Plan. Please retain a copy of this Notice of Participation, along with the Plan, for your records.



Date:                                  Signature:
     ------------------------------              -------------------------------




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               THE GYMBOREE CORPORATION MANAGEMENT SEVERANCE PLAN

                             NOTICE OF PARTICIPATION

                                      [VP]

TO: [PARTICIPANT'S NAME]

DATE:

        The Board has designated you as a Participant in the Plan, a copy of which is attached hereto. The terms and conditions of your participation in the Plan are as set forth in the Plan and herein. The terms defined in the Plan shall have the same defined meanings in this Notice of Participation. As a condition to receiving benefits under the Plan you agree to sign a general waiver and release in the form provided by the Company.

        In the event that you are entitled to a Severance Payment under the Plan, you will receive a single, lump-sum payment, less applicable tax withholding, equal to 50% of your Base Compensation.

        If you agree to participate in the Plan on these terms and conditions, please acknowledge your acceptance by signing below. Please return the signed copy of this Notice of Participation within ten (10) days of the date set forth above to:

                      Ken Meyers, Senior Vice President
                      Human Resources
                      The Gymboree Corporation
                      700 Airport Boulevard
                      Suite 200
                      Burlingame, California  94010

Your failure to timely remit this signed Notice of Participation will result in your removal from the Plan. Please retain a copy of this Notice of Participation, along with the Plan, for your records.



Date:                                  Signature:
     ------------------------------              -------------------------------